Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COMFORT SYSTEMS USA, INC.

Comfort Systems USA, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.                                      The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article 5 thereof in its entirety and replacing it with the following:

“At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be the directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.”

2.                                      The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Comfort Systems USA, Inc. has caused this Certificate to be executed by its duly authorized officer on this 20th day of May, 2016.

COMFORT SYSTEMS USA, INC.

By:	/s/ Trent T. McKenna
	Name:	Trent T. McKenna
	Title:	Senior Vice President & General Counsel